EXHIBIT 4.17
                                                                    ------------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                                 PROMISSORY NOTE

$250,000                                                      SEPTEMBER __, 1998


FOR VALUE RECEIVED, C-SOFT ACQUISITION CORP., A DELAWARE CORPORATION (HEREINAFTER REFERRED TO AS THE "MAKER") AND EXECUTIVE TELECARD, LTD. DBA
EGLOBE, INC., A DELAWARE CORPORATION (HEREINAFTER REFERRED TO AS THE "GUARANTOR") PROMISE TO PAY TO THE ORDER OF DR. J. SONI, AN INDIVIDUAL (OR ANOTHER ENTITY) (HEREINAFTER REFERRED TO AS THE "PAYEE"), THE PRINCIPAL SUM OF TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000) PAYABLE IN ONE INSTALLMENT OF THE PRINCIPAL AND INTEREST DUE NINETY (90) DAYS FROM THE DATE OF ISSUANCE OF THE PROMISSORY NOTE (THE "NOTE").

                                      TERMS

1. THIS NOTE IS ISSUED AS SECURITY FOR A DEBT OWED BY MAKER TO PAYEE AND SHALL BEAR INTEREST AT AN ANNUAL RATE OF TWELVE PERCENT (12%).

2. THE MAKER ACKNOWLEDGES THAT THIS NOTE SHALL BECOME DUE AND IMMEDIATELY PAYABLE NINETY (90) DAYS FROM THE DATE OF ISSUANCE OF THE NOTE OR UPON THE MAKER CLOSING OF FINANCINGS IN AN AGGREGATE AMOUNT OF ONE MILLION DOLLARS ($1,000,000). IN THE EVENT THAT FINANCINGS IS AN AGGREGATE AMOUNT OF ONE MILLION DOLLARS ($1,000,000) ARE NOT ACHIEVED PRIOR TO THE DUE DATE, THE MAKER WILL HAVE THE RIGHT TO EXTEND THE NOTE FOR AN ADDITIONAL NINETY (90) DAY TERM.

3. BY ACCEPTANCE HEREOF, THE PAYEE REPRESENTS THAT IT IS AN "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4. EGLOBE CORPORATION SHALL, AS ADDITIONAL CONSIDERATION FOR THE NOTE, AUTHORIZE THE ISSUANCE OF TWENTY FIVE THOUSAND (25,000) WARRANTS TO PURCHASE SHARES OF EGLOBE CORPORATION'S COMMON STOCK TO PAYEE, EXERCISABLE FOR A PERIOD OF FIVE (5) YEARS UPON CLOSING OF THIS NOTE,

EXERCISABLE AT THE CLOSING PRICE OF EGLOBE CORPORATION'S COMMON STOCK AS OF THIS
CLOSING.   BY  GUARANTEEING  THIS  NOTE,  EGLOBE  CORPORATION  AGREES  THAT  THE
UNDERLYING SHARES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, THE MAKER AND GUARANTOR HAVE EXECUTED THIS INSTRUMENT, EFFECTIVE AS OF THIS ___ DAY OF SEPTEMBER, 1998.


SIGNED, SEALED & DELIVERED
         IN OUR PRESENCE                             C-SOFT ACQUISITION CORP.


-----------------------------                        BY: -----------------------
                                                         NAME:
                                                         TITLE:

-----------------------------                        EXECUTIVE TELECARD, LTD.
                                                     DBA EGLOBE, INC.

-----------------------------                        BY: -----------------------
                                                         NAME:
                                                         TITLE:


-----------------------------


STATE OF
         -------------------------

COUNTY OF
         -------------------------


         THE FOREGOING INSTRUMENT WAS ACKNOWLEDGED BEFORE ME THIS ___ DAY OF ______________, 1998, BY __________________, DIRECTOR OF C-SOFT CORPORATION AND
BY ____________________________, CHAIRMAN OF EGLOBE, INC. WHO ARE PERSONALLY KNOWN TO ME OR WHO HAS PRODUCED THE FOREGOING IDENTIFICATION
_________________________.


                                  --------------------------------
                                  NOTARY PUBLIC
                                  STATE OF
                                           ---------------------


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

                                  MY COMMISSION EXPIRES
                                                        ------------------


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